Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.69 for the Quarter Ended June 30, 2015

OMAHA, Neb.--(BUSINESS WIRE)--July 17, 2015--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.69 on net income available to common shareholders of $1.9 million for the fiscal quarter ended June 30, 2015.

“We are diligently implementing our focused business strategy. The central elements of this plan are liquidity management, technology development, and foodservice expansion. Our goal is to enhance our customers’ experience and increase their profitability. We believe our philosophy has enabled us to build long-term relationships and maintain a leadership position in the industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are committed to making the capital investments necessary to compete at the highest level and are actively seeking acquisitions that can benefit from our extensive platform of services.”

“Our recent investments in facilities and our refrigerated fleet have positioned us well as we enter the seasonally strong summer months for the industry. Our management team remains highly engaged with our customers as we develop programs and services designed to grow their revenues and profitability,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“The retail health food environment in the markets we operate remains highly competitive. Both national and regional chains are pursuing aggressive expansion efforts and continue to open new stores. Our management team has been focused on a variety of initiatives designed to enhance the operating economics of each retail store. These efforts include a targeted focus on the major business drivers such as inventory rationalization, merchandising, store staffing mix, and expense management,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

Each of AMCON’s business segments reported solid quarters. The wholesale distribution segment reported revenues of $326.7 million and operating income before depreciation and amortization of $5.5 million for the third fiscal quarter of 2015. The retail health food segment reported revenues of $7.7 million and operating income before depreciation and amortization of $0.2 million for the same period.

“Solid working capital management is critical in the industries in which we operate which is why we make significant investments in operations, logistics, technology, financial reporting and cash management,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “These investments support our working capital growth as we seek opportunities to continue to use our liquidity to our benefit.” We were pleased to close the June 30, 2015 quarter with shareholders’ equity of $60.4 million and consolidated debt of $18.1 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2015 and September 30, 2014

	June	September
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$149,857	$99,922
Accounts receivable, less allowance for doubtful accounts of $1.0 million and $0.8 million at June 2015 and September 2014, respectively	33,301,156	33,286,932
Inventories, net	49,896,207	43,635,266
Deferred income taxes	1,550,877	1,606,168
Prepaid and other current assets	4,092,039	5,034,570
Total current assets	88,990,136	83,662,858

Property and equipment, net	13,084,440	13,763,140
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,182,228	4,455,978
Other assets	329,618	448,149
	$112,936,249	$108,679,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,629,153	$16,412,895
Accrued expenses	7,350,570	6,891,308
Accrued wages, salaries and bonuses	3,335,949	2,647,969
Income taxes payable	581,042	1,603,614
Current maturities of long-term debt	348,710	341,190
Total current liabilities	28,245,424	27,896,976

Credit facility	14,307,224	15,081,783
Deferred income taxes	3,562,406	3,484,204
Long-term debt, less current maturities	3,473,025	3,735,702
Other long-term liabilities	36,871	139,003
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized, issued, and outstanding, and a total liquidation preference of $2.5 million at both June 2015 and September 2014	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both June 2015 and September 2014, and a total liquidation preference of $0.4 million at both June 2015 and September 2014	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 615,822 shares outstanding at June 2015 and 602,411 shares outstanding at September 2014	6,811	6,677
Additional paid-in capital	14,723,863	13,571,909
Retained earnings	51,646,128	47,829,201
Treasury stock at cost	(5,965,503)	(5,965,503)
Total shareholders’ equity	60,411,299	55,442,284
	$112,936,249	$108,679,952

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2015 and 2014

	For the three months		For the nine months
	ended June		ended June
	2015	2014	2015	2014
Sales (including excise taxes of $101.5 million and $100.4 million, and $285.9 million and $283.5 million, respectively)	$334,456,509	$322,647,624	$937,333,849	$900,694,969
Cost of sales	314,957,889	303,353,020	880,575,362	844,139,340
Gross profit	19,498,620	19,294,604	56,758,487	56,555,629

Selling, general and administrative expenses	15,405,676	16,295,082	47,072,555	48,599,519
Depreciation and amortization	542,307	557,736	1,709,469	1,810,610
	15,947,983	16,852,818	48,782,024	50,410,129
Operating income	3,550,637	2,441,786	7,976,463	6,145,500

Other expense (income):
Interest expense	242,266	228,827	673,783	753,446
Other (income), net	(20,853)	(37,473)	(63,907)	(106,659)
	221,413	191,354	609,876	646,787
Income from operations before income tax expense	3,329,224	2,250,432	7,366,587	5,498,713
Income tax expense	1,333,000	990,000	3,055,000	2,419,000
Net income	1,996,224	1,260,432	4,311,587	3,079,713
Preferred stock dividend requirements	(48,643)	(48,643)	(145,928)	(145,928)
Net income available to common shareholders	$1,947,581	$1,211,789	$4,165,659	$2,933,785

Basic earnings per share available to common shareholders	$3.16	$2.00	$6.78	$4.79
Diluted earnings per share available to common shareholders	$2.69	$1.73	$5.85	$4.18

Basic weighted average shares outstanding	615,822	605,319	614,723	613,032
Diluted weighted average shares outstanding	741,183	729,978	737,325	736,531

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,311,587	$3,079,713
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,435,719	1,536,860
Amortization	273,750	273,750
(Gain) loss on sale of property and equipment	5,103	(42,745)
Equity-based compensation	910,920	1,025,694
Deferred income taxes	133,493	421,934
Provision for losses on doubtful accounts	193,000	63,000
Provision for losses on inventory obsolescence	132,793	15,878
Other	(6,034)	(6,034)

Changes in assets and liabilities:
Accounts receivable	(207,224)	(1,379,031)
Inventories	(6,393,734)	(1,572,589)
Prepaid and other current assets	942,531	(2,048,389)
Other assets	118,531	31,892
Accounts payable	242,760	598,939
Accrued expenses and accrued wages, salaries and bonuses	1,505,917	805,286
Income tax payable	(1,022,572)	(1,589,747)
Net cash flows from operating activities	2,576,540	1,214,411

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(812,624)	(2,337,626)
Proceeds from sales of property and equipment	24,000	47,969
Acquisition	—	(996,803)
Net cash flows from investing activities	(788,624)	(3,286,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(774,559)	6,322,689
Principal payments on long-term debt	(255,157)	(915,350)
Repurchase of Series B Convertible Preferred Stock and common stock	—	(2,648,318)
Dividends paid on convertible preferred stock	(145,928)	(145,928)
Dividends on common stock	(348,732)	(353,806)
Withholdings on the exercise of equity-based awards	(213,605)	(128,523)
Net cash flows from financing activities	(1,737,981)	2,130,764

Net change in cash	49,935	58,715
Cash, beginning of period	99,922	275,036
Cash, end of period	$149,857	$333,751

	2015	2014
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$677,163	$751,909
Cash paid during the period for income taxes	3,944,080	3,586,813

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	8,483	62,414
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,240,842	1,154,869

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727